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PROSPECTUS DATED MARCH 6, 2000                       PRICING SUPPLEMENT NO. 2 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 16, 2000                                              MARCH 16, 2000
                                                                  RULE 424(B)(3)

                       Donaldson, Lufkin & Jenrette, Inc.

                                MEDIUM-TERM NOTES

                   Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:                 $ 10,000,000                Optional Conversion:             N / A

Price To Public:                      100.0000 %              Optional Repayment Date:         Non-Call / Life
Underwriting Discount:                   .3500 %
Proceeds To Issuer:                    99.6500 %              Business Day Jurisdiction:       New York

Settlement Date                   March 21, 2000              Initial Redemption               N / A
(Original Issue Date):                                        Percentage:

Specified Currency:               US Dollars                  Initial Redemption Date:         N / A

Authorized Denomination:          $1,000                      Annual Redemption                N / A
                                                              Percentage Reduction:

Maturity Date:                    March 21, 2003              Book Entry Note or               B / E
                                                              Certificated Note:
Interest Rate:                    3 month USD Libor + 40.5
                                  basis points

First Coupon:                     $ 169,050.00

Interest Payment Dates:           Quarterly, 21th day of      Total Amount of OID:             N / A
                                  March, June, Sept. and
                                  Dec. or as modified

Interest Determination Date:      2 business days prior to    Day Count:                       Act/360
                                  the Interest Payment
                                  Dates
                                                              CUSIP:                           25766CCB8

First Interest Date:              June 21, 2000

Paying Agent:                     The Chase Manhattan Bank

Settlement:                       DTC#: 2663
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CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE
ACCOMPANYING PROSPECTUS SUPPLEMENT.

                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL